Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in the following Registration Statements and Amendments of our reports dated March 15, 2007, relating to the consolidated financial statements, and consolidated financial statement schedule of Nortel Networks Limited (“Nortel”) and management’s report on the effectiveness of internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements, and which report on the consolidated financial statement schedule includes an explanatory paragraph relating to the restatement of the consolidated financial statement schedule as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004; and which report on internal control over financial reporting expressed an unqualified opinion on management’s assessment of the effectiveness of Nortel’s internal control over financial reporting and an adverse opinion on the effectiveness of Nortel’s internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of Nortel Networks Limited for the year ended December 31, 2006:
•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)
•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto
(Common Shares, Preferred Shares, Debt Securities, Guarantees,
Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities,
Share Purchase Contracts, Share Purchase or Equity Units of Nortel Networks Corporation and
Guaranteed Debt Securities of Nortel Networks Limited)
(333-88164)
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Toronto, Canada
March 15, 2007